Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 of our report dated March 23, 2004, relating to the consolidated financial statements of Cyco.net, Inc. as of December 31, 2002 and for the years ended December 31, 2002 and 2003, and the reference to our firm as experts in the registration statement.


/s/ Stark Winter Schenkein & Co., LLP

June 10, 2004
Denver, Colorado